UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  April 3, 2020

SOUTH JERSEY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037

(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement with Bank of America, N.A.

On April 3, 2020, South Jersey Industries, Inc. (the “Company”) entered into an unsecured $200 million term loan credit agreement (the “Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as administrative agent and the lender. The entire amount was borrowed on April 3, 2020, and the Company used the net proceeds of the borrowing to repay three previous credit agreements: (a) that certain 364-day Revolving Credit Agreement dated as of September 7, 2016, as amended, among the Company, Morgan Stanley Bank, N.A., and Morgan Stanley Senior Funding, Inc., as the Administrative Agent; (b) that certain Term Loan Credit Agreement dated as of October 28, 2015 among the Company, the lenders party thereto from time to time, and Bank of America; and (c) that certain Term Loan Credit Agreement dated as of September 23, 2019 among the Company, the lenders party thereto from time to time, and Bank of America.  The maturity date of the term loan is October 31, 2021, at which time the principal and any accrued but unpaid interest must be paid. Any amounts repaid prior to the maturity date cannot be reborrowed.

The term loan bears interest at a variable base rate or a variable London Interbank Offered Rate (“LIBOR”), at the Company’s election. Interest on base rate loans will be equal to the highest of: (a) the Federal Funds Rate plus 0.5%; (b) the daily “prime rate” of Bank of America; and (c) the one-month LIBOR rate plus 1%; plus in each case, an applicable margin that may range from 0.40% to 1.30%, depending on the Company’s Debt Rating (as defined in the Credit Agreement). Interest on LIBOR loans will be determined by reference to LIBOR plus an applicable margin that may range from 1.40% to 2.30%, depending on the Company’s Debt Rating.

The Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization (as such terms are defined in the Credit Agreement) of not more than 0.70 to 1.0, and customary events of default.

Bank of America and its affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services or other services for the Company or its affiliates, and affiliates of Bank of America have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8 K.

ATM Equity Offering Sales Agreement

On April 6, 2020, the Company entered into an ATM Equity Offering Sales Agreement (the “Sales Agreement”) with BofA Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent, and/or principal (each, a “Sales Agent”) to sell, from time to time, shares of the Company’s common stock, par value $1.25 per share (“Common Shares”), having an aggregate sale price up to $200,000,000, through an “at-the-market” equity offering program. The Company filed a prospectus supplement, dated April 6, 2020, with the Securities and Exchange Commission in connection with the offer and sale of the Common Shares being sold under the program. The Company intends to use the net proceeds from this offering, after deducting the Sales Agents’ commissions and related offering expenses payable by the Company, for general corporate purposes.

Pursuant to the Sales Agreement, the Common Shares may be offered and sold through any of the Sales Agents in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions on or through the New York Stock Exchange or another national securities exchange, or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or negotiated transactions, or as otherwise agreed with the applicable Sales Agent.

The Sales Agreement provides that each Sales Agent will be entitled to compensation of up to 2.0% of the gross sales price of the Common Shares sold through such Sales Agent.   The Company may also sell Common Shares to a Sales Agent as principal for its own account, at a price and discount to be agreed upon at the time of sale pursuant to a separate terms agreement. If the Company sells Common Shares to a Sales Agent as principal, the Company will enter into a separate terms agreement with such Sales Agent and the Company will describe the agreement in a separate prospectus supplement or pricing supplement.

The Common Shares will be initially issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-233669). Prior to the expiration of such registration statement, the Company will file a successor automatic shelf registration statement on Form S-3.  Subsequent issuances of the Common Shares will be made pursuant to the Company’s successor registration statement.

The Company has no obligation to sell any of the Common Shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement.

The Sales Agents and/or their respective affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and/or other commercial dealings in the ordinary course of business with the Company and/or the Company’s subsidiaries, for which they have received and/or in the future may receive fees and commissions for these transactions or services.

The foregoing description of the Sales Agreement is a summary and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the filing of the prospectus supplement, Melissa Orsen, Senior Vice President and General Counsel, delivered her legality opinion with respect to the Common Shares to be issued pursuant to the Sales Agreement. A copy of the legality opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On April 6, 2020, the Company issued a press release providing a business update regarding the COVID-19 pandemic and an update to its financial outlook. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this report.

The information provided pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. The furnishing of the information provided pursuant to this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that the information provided pursuant to this Item 7.01 is material or complete, or that investors should consider such information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed herewith:

1.1	ATM Equity Offering Sales Agreement, dated as of April 7, 2020, between South Jersey Industries, Inc. and BofA Securities, Inc. and Wells Fargo Securities, LLC.
5.1	Opinion of Melissa Orsen, Senior Vice President and General Counsel, regarding the legality of the shares issued under the Sales Agreement.
10.1	Credit Agreement, dated as of April 3, 2020, among the South Jersey Industries, Inc., the lenders party thereto from time to time and Bank of America, N.A.
23.1	Consent of Melissa Orsen, Vice President and General Counsel (contained in Exhibit 5.1).
99.1	Press Release, dated April 6, 2020
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: April 6, 2020	By:	/s/ Cielo Hernandez
Name: Cielo Hernandez
Title: Senior Vice President and Chief Financial Officer